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                                                                   EXHIBIT 4.16




                                                                        3/30/94

                              INDEMNITY AGREEMENT


        By this Indemnity Agreement ("Agreement"), dated as of the __ day of _______, 199_, made by and between KMART CORPORATION ("Kmart"), a Michigan corporation, and NATIONAL TENANT FINANCE CORPORATION ("Lender"), a Delaware corporation, Kmart and Lender agree as follows:

        1.   RECITALS.

             1.1  Transaction.  _______________ ("Borrower"), a ______________
limited partnership, and Lender have entered into a Loan Agreement ("Loan Agreement") dated as of even date herewith pursuant to which Lender has agreed to provide a Loan for the acquisition and lease of a retail store facility [and the construction thereof in accordance with certain plans and specifications described] in a Lease ("Lease") dated as of even date herewith by and between Borrower and _____________ ("Tenant"), a _______ corporation. Kmart has executed and delivered a Lease Guaranty with respect to Tenant's payment and performance obligations pursuant to the Lease dated as of even date herewith. In order to induce Lender to accept the Lease Guaranty in the form offered by Kmart without certain provisions usually required by Lender, Kmart has agreed to provide an indemnity pursuant to the terms and conditions set out in this Agreement.

             1.2 Terms; Governing Document. All capitalized terms used herein, unless otherwise expressly provided, shall have the meaning set forth in the Lease.

          2. INDEMNITY.

             2.1 Scope of Indemnity. Kmart shall indemnify and hold Lender and Trustee and their respective successors and assigns harmless from any and all liability, judgments, settlements, costs or expenses (including reasonable attorneys' fees and disbursements) arising out of or actually incurred by Lender or Trustee (as defined in Section 5.9) in the event that any payment to Trustee of Annual Rental or Additional Rent made by Tenant under the Lease or by Kmart pursuant to the Lease Guaranty to Trustee becomes the subject of a proceeding ("Proceeding") in any bankruptcy case filed by or against the Tenant in which such payment is asserted to be voidable under the Bankruptcy Reform Act of 1978, as amended ("Bankruptcy Code"), whether as an alleged preference or otherwise. In the event Lender has surrendered any payment which becomes the subject of a Proceeding or pays any amount, whether or not applied on the Note[s] issued by Borrower to Lender pursuant to the Loan Agreement, which is subject to this Agreement, the amount comprised of such payment and of any other indemnified loss, damage, expense or cost shall bear interest at the Late Rate from the date actually surrendered or paid.

             2.2 Term of Agreement. The term of this Agreement shall extend until the later of (i) 370 days after the last payment made by Tenant pursuant to the Lease or, if later, the last payment made by Kmart pursuant to the Lease Guaranty, or (ii) if prior to the expiration of the period described in clause
(i), a petition



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for commencement of a case under the Bankruptcy Code has been filed by or against Tenant, the date such bankruptcy case has been finally closed.

             2.3 Claim for Indemnity. Any claim by Trustee for indemnification pursuant to this Agreement ("Claim") shall be made in writing and shall provide Kmart with any documents or pleadings relating to the Proceeding.

             2.4 Right to Defend. In the event that any Claim giving rise to indemnification under this Agreement ("Proceeding Claim") is asserted against Trustee, Kmart shall defend or make a good faith settlement of such Proceeding Claim. If Kmart does not act promptly to defend such claim, the Trustee, at its election, may take any and all action which it deems reasonably necessary to protect its own position, including, but not limited to, filing an answer or notice of appeal in any pending Proceeding and all costs incurred by Trustee, including, but not limited to reasonable attorneys' fees and disbursements shall be paid by Kmart to Trustee upon demand therefor.

             2.5  Nature of Obligations, Certain Waivers, No Discharge.

                  (a) With respect to any liability pursuant to this Agreement which accrues during its term as described in Section 2.2, the liability of Kmart hereunder is irrevocable, continuing, absolute, independent and unconditional and shall in no way be affected by any circumstance which may constitute a defense or legal or equitable discharge, in whole or in part, including, without limitation, (i) the release or discharge of Tenant or the impairment or modification of its liability in any creditor's, receivership or bankruptcy proceeding or from any other cause whatsoever, (ii) any alteration of or amendment to the Lease, which alteration or amendment has been consented to in writing by Kmart, (iii) any sale, assignment, sublease, pledge or mortgage of the rights or obligations of Tenant under the Lease, (iv) any application or release of any security or other guaranty given for the performance and observance of the covenants and conditions in the Lease on Tenant's part to be performed and observed, provided, however, that any application of any security given with respect to Tenant's performance under the Lease shall reduce pro tanto first the liability of Kmart under the Lease Guaranty and, to the extent of any excess, the liability of Kmart hereunder,
(v) any termination of the Lease, (vi) any (1) defect in compliance with specifications, condition of the Demised Premises, design, operation or fitness for use of the Demised Premises which result from the construction of the Improvements which comprise a part of the Demised Premises, or (2) any damage to or loss or destruction of the Demised Premises or any interruption or cessation in the use of the Demised Premises or any portion thereof by Tenant, whether or not without fault on the part of Tenant or any other person, or
(vii) any defense to enforcement of this Agreement that Kmart is entitled to assert and Kmart hereby waives the right to assert any





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such defense, including, but not limited to, those based on (1) failure of
Tenant to qualify to do business in the jurisdiction where the Property subject to the Lease is located, (2) lack of Tenant of corporate authority to enter into the Lease or to carry out the provisions of the Lease, (3) lack of Tenant's due authorization, execution and delivery of the Lease (4) unenforceability of the Lease against Tenant in accordance with its terms, (5) any charter or bylaw provision or agreement, statute, rule or regulation binding on Tenant which conflicts with the Lease or the performance of any obligation of Tenant under the Lease or (6) any stay or other impediment to the exercise of any rights hereunder resulting from any bankruptcy or other insolvency proceeding and in this respect, Kmart recognizes Lender's right to receive interest on any obligations due and payable pursuant to this Agreement after the commencement of any bankruptcy or insolvency proceeding. The obligation and liability of Kmart hereunder shall not be impaired, diminished, abated or otherwise affected by any setoff, defense or counterclaim that Tenant or any other person may have or claim to have at any time or from time to time.

                  (b) Except as provided in Sections 2.3 and 2.4, Kmart hereby waives notice of acceptance of this Agreement by Trustee and of presentment, demand, protest, notice of protest and of dishonor.

                  (c) Except as provided in Sections 2.3 and 2.4, Kmart waives any and all notice of the creation, renewal, extension or accrual of any Claim or Proceeding Claim. Lender's obligations pursuant to the Loan Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Borrower and Lender and the acceptance by Lender of the Lease Guaranty shall be conclusively presumed to have been made or consummated in reliance upon this Agreement.

          3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

              3.1 Reaffirmation. Kmart hereby affirms and restates for Lender's and Trustee's benefit the representations and warranties set forth in the Note Put Agreement.

              3.2 Information. Kmart will deliver to Trustee promptly upon request copies of all notices, pleadings and correspondence relating to any Proceeding Claim. Kmart will promptly and fully respond to any reasonable inquiry of Trustee made with respect to any Proceeding.

              3.3 Lender's Expenses. Kmart shall pay Trustee on demand all expenses (including, but not limited to, reasonable legal fees and disbursements) of or incidental to or in any way relating to the enforcement or protection of the rights of the Trustee hereunder.





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          4.  DEFAULT; REMEDIES.

              4.1 Default. Each of the following shall constitute an Event of Default hereunder, whatever the reason and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                   (a) If Kmart shall fail to (i) pay when due any amount payable by Kmart pursuant to this Agreement, or (ii) timely perform any obligation of Kmart under this Agreement (collectively, "Obligation") and such failure shall continue for fifteen (15) Business Days after written notice is sent to Kmart or if such Obligation is capable of being performed but not within fifteen (15) Business Days, Kmart shall have such additional time as may be reasonably necessary to perform such Obligation, provided that Kmart promptly commences performance of such obligation and diligently pursues the same to completion thereafter. "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banks in New York are required by law to be closed or are customarily closed.

                   (b) If at any time Kmart shall revoke or attempt to revoke or disavow its obligations hereunder.

              4.2 Remedy. If an Event of Default occurs and continues beyond the expiration of any applicable cure period, Trustee may elect to treat such Event of Default as a Lease/Lease Guaranty Default pursuant to the Note Put Agreement.

              4.3 Waiver of Election of Remedies. Kmart waives any right to require or compel Trustee to (i) proceed against any other party, or (ii) pursue any other remedy in Trustee's power whatsoever, and failure of Trustee to do any of the foregoing shall not exonerate, release or discharge Kmart from its absolute, unconditional and independent liability to Lender or Trustee hereunder. Kmart hereby waives any and all legal requirements that Trustee shall institute any action or proceeding at law or in equity against Lender, Tenant or anyone else, or against the assets of Lender, Tenant or anyone else or resort to or seek to realize upon any security for the Loan held by or available to Trustee as a condition to bringing an action against Kmart under this Agreement.

              4.4 Right of Separate Actions. Trustee may bring and prosecute a separate action against Kmart to enforce its liabilities hereunder, whether or not any action is brought against Borrower, Tenant or any other person and whether or not Borrower, Tenant or any other person is joined in any such action or actions.

              4.5 Remedies Cumulative. All rights and remedies of Trustee hereunder or under the Lease, Lease Guaranty or Note Put





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Agreement may be exercised, singularly or concurrently.  The rights of the
Trustee under this Agreement are in addition to and are not in diminution of the rights of the Trustee under the Loan Documents.

             5.   GENERAL.

             5.1 Counterparts. This Agreement may be executed in counterparts by the parties but all such counterparts together shall constitute one and the same document.

             5.2 Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing and shall be addressed, in the case of Kmart, to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084-3163, Attention: Senior Vice President, Real Estate Department; in the case of Lender, to National Tenant Finance Corporation, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, Attention: Norman C. Storey; in the case of Trustee, which shall receive copies of all communications hereunder, to c/o U.S. Trust Company of California, N.A., Suite 2700, 555 Flower Street, Los Angeles, California 90071, Attention: Corporate Trust Department; or to such other address as any party may designate in writing. All notices hereunder shall be deemed received (a) upon delivery, if delivered in person, to the address set forth above; or (b) upon delivery, if sent by overnight courier, such as Federal Express or Airborne Express. Failure to accept delivery shall constitute delivery for purposes of the foregoing.

             5.3 Headings. The headings are not considered a part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

             5.4 Applicable Law. This Agreement shall be construed and enforced under the laws of the State of New York without giving effect to the choice of law principles thereof.

             5.5 Severability. Should any provision of this Agreement for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement had been executed with the unenforceable provisions thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining provision of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared unenforceable, provided that, if any provision of this Agreement shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based on a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree of magnitude of the obligation imposed thereby on any party, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to





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be enforceable by Trustee.  In the event the provisions of the immediately preceding sentence apply, the parties shall make appropriate adjustment to the provisions of this Agreement to give effect to the benefits intended to be conferred upon the parties hereby.

             5.6 Waiver. Trustee may waive any requirement herein. No delay or omission by Trustee in exercising any right hereunder shall impair any right of Trustee under this Agreement or be construed as Trustee's waiver of or acquiescence in any breach. No such delay or omission by Trustee shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. No purported waiver of any right hereunder shall be effective unless it is written and signed by an authorized representative of Trustee. No waiver by Trustee of any breach shall constitute a waiver of any other prior or subsequent breach or of the same breach after notice to Kmart demanding strict performance. Trustee shall not be estopped to take or from taking any action with respect to any breach because of any delay by Trustee in giving notice of such breach or exercising any remedy based thereon.

             5.7 Submission to Jurisdiction. Kmart and Lender for itself, its successors and assigns each hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Agreement outside of the Proceeding may be litigated in such courts, and Kmart and Lender for itself, its successors and assigns each waives any objection which it may have based on improper venue or forum nonconveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon it, and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section 5.2 or to its Agent referred to below at such Agent's address set forth below, and, that service so made shall be deemed to be completed in accordance with Section 5.2. Kmart and Lender for itself, its successors and assigns each hereby appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its Agent for the purpose of accepting service of any process within the State of New York. Upon Trustee's request Kmart and Trustee shall each take such action as is reasonably necessary or to confirm such appointment of Agent. Nothing contained in this Section shall affect the right of Trustee to serve legal process in any other manner permitted by law, to bring any action or proceeding in the courts of any jurisdiction against Kmart, or to enforce a judgment obtained in the courts of any other jurisdiction.

             5.8 Amendment. This Agreement may be amended or modified only with the written consent of all parties hereto or, if applicable, their successors and assigns.





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             5.9  Assignment.  Kmart hereby acknowledges and consents to the sale, conveyance, transfer and absolute assignment by Lender of all of its right, title and interest herein to ___________________ ("Trustee") pursuant to the [Collateral] Trust Agreement dated as of ___________, 19__ [for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes under the Pass-Through Trust Agreements (all as defined in the Collateral Trust Agreement)] under which the Mortgage Pass-Through Certificates (____________________) Series ____ [and Series ___] ("Certificates") are
issued. Upon such sale, conveyance, transfer and absolute assignment to Trustee, Trustee shall be deemed to be Lender hereunder, and shall succeed to all of the rights of Lender hereunder. No amendment or modification of, or waiver by or consent of the Lender in respect of, any of the provisions of this Agreement shall be effective unless Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto. Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of Lender for the use and benefit of Trustee) which by the terms of this Agreement or by applicable law are permitted or provided to be exercised by the Lender.

             5.10 Expenses. Kmart shall pay or cause to be paid and save the Trustee harmless against liability for the payment of reasonable out-of-pocket expenses, including counsel fees and disbursements, incurred or paid by the Trustee in connection with (i) any amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this Agreement.

             5.11 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns, including, but not limited to, any purchaser of the Demised Premises at a foreclosure sale or any party acquiring the Demised Premises by deed in lieu of foreclosure and any subsequent owner of the Demised Premises during the period the Lease Guaranty is in effect.





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       IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above set forth.

                                    KMART CORPORATION,
                                    a Michigan corporation



                                    By:
                                        -----------------------------------
                                        Its:
                                              -----------------------------

                                                 (KMART)


                                    NATIONAL TENANT FINANCE
                                    CORPORATION, a Delaware
                                    corporation



                                    By:
                                        --------------------------------
                                        Its:
                                              --------------------------

                                                   (LENDER)






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